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                                                                      Exhibit 99

                   CHECKFREE TO ACQUIRE BLUEGILL TECHNOLOGIES

     LEADERS IN ELECTRONIC BILLING AND PAYMENT WILL JOIN TO ACCELERATE THE
                      AVAILABILITY OF BILLS ON THE INTERNET

ATLANTA, Dec. 21 -- CheckFree Holdings (Nasdaq: CKFR), the leader in electronic billing and payment, announced today that it will acquire BlueGill Technologies, the leading provider of Internet billing and statement creation software applications, for shares of CheckFree's Common Stock. The move strategically extends CheckFree's market position by adding BlueGill's open standards-based biller software products, experience in creating both business-to-consumer and business-to-business software solutions for the Internet, Value-Added-Reseller partnership network, and international reach to CheckFree's market-leading electronic billing and payment infrastructure and distribution network.

Together CheckFree and BlueGill will offer to billers, banks, Internet portals and business partners a broad solution that encompasses all of the components of electronic billing and payment. By simplifying the process of selecting and deploying an electronic billing and payment solution, CheckFree and BlueGill hope to accelerate billers' abilities to get Internet-based billing content to market quickly, which will entice consumers to sign up for the services. The components of the electronic billing and payment process include:

    -- creating an electronic bill from data stored in systems designed to generate paper bills;

    -- making electronic bills available on the Internet at the biller's Web site, and at Web sites hosted by a variety of financial services information and transaction providers, including financial institutions, brokerage firms, service bureaus such as billserv.com and Internet portals such as Yahoo! Finance and Intuit's Quicken.com enabling consumers to view, interact with and pay the bill;

    -- managing the payment process between consumers' checking accounts and billers' accounts receivable systems; and

    -- providing event tracking and customer service and support for each of these steps.

Jim Dixon, group executive, operations and technology, for Bank of America Corporation, said combining the components of electronic billing and payment is a positive move. "The combination of CheckFree and BlueGill clarifies that there are component parts to achieving the presentment and payment of bills electronically," Dixon said. "This clarity is beneficial to the marketplace. The combination of these two companies provides direction as to where billers can go for solutions, which should accelerate getting electronic billing content to market. This will, in turn, heighten consumer interest in the service through financial institutions such as Bank of America," Dixon concluded.

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Advancement in Interoperability

CheckFree president and chief operating officer Pete Sinisgalli said that CheckFree chose to acquire BlueGill Technologies after an extensive evaluation of biller software server providers that included detailed reviews of both existing technology and market vision. He said that among the reasons CheckFree chose BlueGill Technologies were an infrastructure that has proven scalability, and a technology vision that supports interoperability.

"BlueGill introduced the first software system developed using Extensible Markup Language, or XML, and has been perfecting it for more than two years," Sinisgalli said. "That is important, because XML is generally acknowledged to be the standard for describing data exchanged over the Internet. XML enables businesses to share information broadly and efficiently, and will accelerate the adoption of data exchange over the Internet, much as Hypertext Markup Language, or HTML, advanced the adoption of data presentation over the Internet. Data exchange over the Internet in an interoperable fashion is at the heart of the promise of electronic billing and payment," Sinisgalli said.

Avivah Litan, Interactive Financial Services research director at industry analyst firm GartnerGroup, agrees that BlueGill's technology is an advantage. "Our just-completed market research of more than 170 leading U.S. billers found that 'ease of interfacing with legacy billing and accounts receivable systems' stands out as the single most important criterion businesses use when choosing an e-billing company," Litan said. "BlueGill's expertise in XML and experience managing e-billing functions directly or through programming interfaces meet this need." Sinisgalli said CheckFree plans to utilize BlueGill's experience working with other software and service providers. "BlueGill's solid partnerships with a variety of software and service providers, including IBM, Xerox, EDS, M&I Data, Moore Business Communications Services and Broadvision. This brings tremendous value to CheckFree, and can help us create together electronic bills and statements that can be leveraged in Internet-based customer relationship management, marketing and service applications for both the business-to-consumer and business-to-business markets," Sinisgalli said.

Sinisgalli also noted that BlueGill's existing technology relationships with TransPoint, M&I Data Systems, financial institutions such as Chase Manhattan, CitiBank, and BankOne and 16 biller service bureaus can be leveraged to help advance interoperability among vendors, consumer service providers and biller service providers in the electronic billing and payment market.

"Although BlueGill's i-Series software will connect to CheckFree's industry-leading Genesis 2000 electronic billing and payment processing platform, it also will continue to connect, as it does today, to all commercially reasonable distribution points," Sinisgalli said. "Likewise, CheckFree will continue to work with other open standards-based biller server software providers who want to utilize Genesis 2000," he said.

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Raising the Bar for Leading Electronic Billing and Payment

Pete Kight, CheckFree's chairman and CEO, said that CheckFree and BlueGill share a common culture for continuing to advance the requirements for market leadership in electronic billing and payment.

"CheckFree and BlueGill each have a history of building products and services with a vision that demands scalability and reliability, with a quality consumer experience always first in mind," said Kight. "Beyond the core application of electronic billing and payment, we also share a vision of electronic bills as interactive communication tools. Each month, businesses interact with their customers through a vitally important conduit, the bill. How that interaction can be channeled into other marketing, sales and customer service applications over the Internet is one of the most enticing promises of this technology."

"To realize that promise, we first must speed adoption of the core electronic billing and payment application," Kight continued. "We believe joining our technology and services with BlueGill's will help us, together, help billers bring electronic bills to the Internet at the pace consumers want. The question of whether or not consumers want this service has been answered. They do. Now the question is 'how fast can they get it?' The driving force behind our union with BlueGill is to make the answer, 'Fast.' We're very proud to be associated with Hal Davis and his team, and look forward to exciting times ahead."

Hal Davis, BlueGill's president and CEO, concurred. "A common vision is important in the union of any two companies," Davis said. "CheckFree and BlueGill already share a history of working together to deliver electronic billing and payment solutions for 15 customers, including MCI Worldcom, Chase, GTE Wireless and SallieMae. Through those experiences, we have learned a great deal about each other's missions and values. CheckFree's market visibility and leadership strengthens BlueGill's brand, and our business-to-business expertise, strategic partnership network and international foothold gives CheckFree exciting avenues in which to expand its business. We look forward to working together to dramatically increase the impact Internet billing and payment has on the way companies and their customers interact in the next century," Davis concluded.

In terms of market expansion, BlueGill's experience with customers in South America and Europe, including Barclay's Bank and Cable & Wireless, and its software development operations in Toronto, Canada, give CheckFree a stronger foothold in expanding its services internationally. CheckFree already has some international experience through its electronic billing and payment relationship with New Zealand Post.

Terms of the Transaction

CheckFree will exchange approximately 3.2 million shares of CheckFree Common Stock for all outstanding BlueGill Capital Stock, based on a valuation of $250 million. The transaction will be accounted for as a purchase, and is expected to be final in early calendar 2000. According to

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Sinisgalli, BlueGill's management team, base of about 100 employees, and locations in Ann Arbor, Michigan and Toronto, Canada, will remain with the Company. The unit's financial results will be reported within CheckFree's software business segment.

"For the remainder of CheckFree's fiscal year, which ends June 30, we expect BlueGill to contribute about $5 million of incremental revenue, and to dilute earnings per share by about 10 cents per share before amortization charges," Sinisgalli noted. "Over the next 30 to 60 days, BlueGill and CheckFree will work together to develop joint product development, sales and operational plans that ensure our customers, partners and prospects gain the full benefits of our having joined our technologies and services."

About CheckFree

CheckFree Corporation (www.checkfree.com), is the leading provider of financial electronic commerce services and products. Founded as an electronic payments processor in 1981, CheckFree launched the first fully integrated electronic billing and payment solution, CheckFree E-Bill, in March of 1997. Today, CheckFree services enable three million consumers to receive and pay bills over the Internet or electronically. The Company has multi-year contracts with 77 of the nation's top billers to provide online billing and payment through its network of partnerships with consumer service providers (CSPs), including banks, brokerage firms, Internet portals and content sites, and personal financial management (PFM) software. CheckFree's Investment Services division provides a range of investment management services to help more than 255 institutions provide portfolio management and reporting services to their clients. CheckFree clients manage over 760,000 portfolios totaling more than $400 billion in assets. Software and services provided by CheckFree's Software division are used to process more than two-thirds of the nation's six billion Automated Clearing House (ACH) payments. In addition, nearly 400 banks and businesses use reconciliation products and services the division provides.

About BlueGill Technologies

Founded in 1996, BlueGill Technologies pioneered Internet bill and statement presentment, and today is an international software development company. BlueGill software provides a powerful platform for electronic billing and payment by transforming legacy systems into interactive Web applications for managing customer relationships. BlueGill software is installed at financial service institutions, telecommunications companies, utilities, and service bureaus in North America, South America and Europe. The Company's roster of clients and partners includes companies such as CitiBank, Chase Manhattan Bank, U.S. Bank, ABN AMRO, EDS, Cable & Wireless, Guardian Insurance, Capital One, Detroit Edison, Billserv.com, IBM and Xerox. More information on the Company is available on the Internet at www.bluegill.com .

This press release contains statements that are not purely historical, and as such are forward-looking statements under the Federal Securities laws. These include forward-looking statements regarding management's intentions, plans, hopes, beliefs, expectations or projections of the future, and include statements in this document regarding: the advancement in interoperability

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(paragraphs 4-9); the increase in pace to bring electronic bills to the Internet
(paragraph 12); the ability of the Company to expand into new international markets (paragraph 14); the closing of the acquisition of BlueGill (paragraph
15); and the financial impact of the acquisition of BlueGill on the Company (paragraph 16). These forward looking statements involve risks and uncertainties, including without limitation, whether the planned technology developments will be successful and accepted by the Company's customers; whether the Company can deliver its services at the pace demanded by the marketplace; whether the Company can successfully and profitably expand and operate internationally; whether the conditions to the merger, including stockholder, regulatory and other approvals, can be satisfied or obtained to permit the closing of the acquisition; whether BlueGill can be successfully integrated with the Company's operations; whether consumers will sign up for and use the Company's services when and as expected; whether the Company's customers, particularly financial institutions and Internet portals, timely announce, actively offer and aggressively market such services to their clients and users; whether the Company's business and market assumptions supporting its current revenue and earnings projections will prove to be accurate; and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. These SEC filings include Form 10-K for the year ended June 30, 1999 and Form 10-Q for the quarter ended September 30, 1999. One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections.
There can be no assurance that the forward-looking statements made in this press release will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

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